UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

GenSpera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-0438951
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2511 N Loop 1604 W, Suite 204
San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

Par Value $0.0001

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

GenSpera, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-198887), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2014 (the “Registration Statement”) and subsequently declared effective on October 2, 2014.

Item 2.	Exhibits.

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit No.	File No.	Filing Date

3.01	Amended and Restated Certificate of Incorporation dated September 4, 2013	8-K	3.01	333-153829	9/6/13

3.02	Amended and Restated Bylaws	8-K	3.02	333-153829	1/11/10

4.01	Specimen of Common Stock certificate	S-1	4.01	333-153829	10/03/08

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 15, 2014		GENSPERA, INC.

	By:	/s/ Craig Dionne
Craig Dionne
Chief Executive Officer